Exhibit 99.2

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made on March       , 2013 (the “Execution Date”) by and between Nabors Industries Ltd. (“Nabors Bermuda”), Nabors Industries, Inc. (“Nabors Delaware,” and, together with Nabors Bermuda, the “Company”) and Anthony G. Petrello (the “Executive”). The Company and the Executive are hereinafter collectively referred to as the “Parties,” and may individually be referred to as a “Party.”

RECITALS

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement effective as of April 1, 2009, as amended, which provided the terms by which the Executive was employed by the Company (the “Employment Agreement”); and

WHEREAS, in consideration of the payment to the Executive and release provided for herein, the Company and the Executive wish to terminate the Employment Agreement on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the Parties agree as follows:

1.              The Employment Agreement by and between the Executive and the Company is hereby terminated as of December 31, 2012; provided, however, that, in consideration for a cash bonus of $45 million to be paid to the Executive simultaneously with the execution hereof, the Executive on his own behalf, and on behalf of his descendants, ancestors, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and voluntarily and knowingly waives, releases and discharges any and all claims, liabilities, demands, causes of action, rights and/or remedies, whether asserted or unasserted, fixed or contingent, whether in contract or in tort, that the Executive may have against Nabors Delaware, Nabors Bermuda and their respective parents, predecessors, successors, subsidiaries, affiliates, officers, directors, managers, employees, members, stockholders, attorneys and/or representatives, in their capacity as such (collectively, the “Released Parties”), relating to or arising from the Employment Agreement (which, in avoidance of doubt, includes Articles III, IV, V thereof), or any other employment agreement, compensation, promise, benefit, representation or otherwise, including but not limited to, any claims of breach of contract, termination of employment, constructive termination of employment (with or without cause), or any claims related to or arising under those agreements; provided, however, that the provisions of Article VII of the Employment Agreement shall survive the termination of that agreement and the obligations thereunder are not released herein.  Company and Company Affiliates hereby waive any and all claims, causes of action or other liabilities of any kind or character arising from or in any way connected with or related to the Employment Agreement and/or Executive’s termination of employment with the Company or any Company Affiliate, except as to any lawsuits currently pending or any new suits in any way related to pending lawsuits.  Except as may be required by applicable law, by pending lawsuits or by any new suits related to pending lawsuits, Company agrees not to bring or join any lawsuit or file any charge or claim against Executive in any court or before any government agency relating to the Employment Agreement or the termination of the Employment Agreement, including any claim seeking to declare any term of this Agreement unenforceable.  Company recognizes that, if Company brings or joins any such lawsuit, or files any such charge or claim, Executive will have a claim for breach of this Agreement and may be entitled to injunctive relief, attorneys’ fees and other legal and equitable relief.  Notwithstanding the foregoing, none of the provisions of this Agreement, or of the Employment Agreement that survive or are continued by this Agreement, are waived and released.  Nothing in this paragraph, including language related to waiver of claims, is intended to or shall be construed to release, or otherwise prohibit Company’s prosecution of, any claims based on criminal conduct or fraud, which conduct or fraud constitutes Cause under the Employment Agreement, including but not limited to a claim for indemnity by the Company for liability the Company may incur based on such conduct by Executive.

2.             Consideration.  On the Execution Date, Nabors Bermuda shall pay to Executive a one-time cash bonus of $45 million.

3.             Knowing and Voluntary Agreement. The Executive understands it is the Executive’s choice whether or not to enter into this Agreement and that the Executive’s decision to do so is voluntary and is made knowingly. The Executive acknowledges that he has been advised by the Company to seek independent legal counsel to review this Agreement.

4.             Dispute Resolution. Any disputes arising under or in connection with this Agreement (including any action by the Executive to enforce compliance or specific performance with respect to this Agreement) shall at the election of the Executive or the Released Party, be resolved by binding arbitration, to be held in New York, New York in accordance with the rules and procedures of the American Arbitration Association before three (3) arbitrators. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Nothing herein shall preclude either party from seeking provisional remedies in aid of arbitration, such as a temporary restraining order or preliminary injunction, from a court of competent jurisdiction. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys’ fees of the Parties, shall be borne equally by the Released Parties and the Executive. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of any amounts due the Executive under this Agreement consistent with past practice and all benefits to which the Executive is entitled at the time the dispute arises. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE PARTIES HERETO KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT SUCH PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT. The Executive acknowledges that by agreeing to this provision, he knowingly and voluntarily waives any right he may have to a jury trial based on any claims he has, had, or may have against the Released Parties, including any right to a jury trial under any local, municipal, state or federal law including, without limitation, claims under Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act of 1990, the Age Discrimination In Employment Act of 1967,

the Older Workers Benefit Protection Act, claims of harassment, discrimination or wrongful termination, and any other statutory or common law claims.

5.             Severability. It is the desire of the Parties hereto that this Agreement (including the provisions of the Employment Agreement incorporated by reference herein) be enforced to the maximum extent permitted by law, and should any provision contained herein be held invalid or unenforceable for any reason, in whole or in part, the Parties hereby agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.

6.             No Admission of Liability. This Agreement and compliance with this Agreement shall not be construed as an admission by the Released Parties or the Executive of any liability whatsoever, or as an admission by the Released Parties of any violation of the rights of the Executive or any other person, or any violation of any order, law, statute, duty or contract.

7.             Intention to Comply with Internal Revenue Code Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). The Executive acknowledges that if any provision of this Agreement (or of any award of compensation or benefits) would cause the Executive to incur any additional tax or interest under Code Section 409A and accompanying Treasury regulations and other authoritative guidance issued thereunder, such additional tax and interest shall solely be the Executive’s responsibility.

8.             Governing Law. This Agreement will be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws.

9.             Notices. Each notice or other communication required or permitted under this Agreement shall be in writing and transmitted, delivered, or sent by personal delivery, prepaid courier or messenger service (whether overnight or same-day), or prepaid certified United States mail (with return receipt requested), addressed (in any case) to the other Party at the address for that Party set forth below that Party’s signature on this Agreement, or at such other address as the recipient has designated by notice to the other Party. Either Party may change the address for notice by notifying the other Party of such change in accordance with this Section 9.

10.          Entirety and Integration. Upon the execution hereof by the Company and the Executive, this Agreement (including the provisions of the Employment Agreement incorporated by reference herein and the exhibits hereto) shall constitute a single, integrated contract expressing the entire agreement of the Parties relative to the subject matter hereof and supersedes all prior negotiations, understandings and/or agreements, if any, of the Parties. No covenants, agreements, representations, or warranties of any kind whatsoever have been made by any Party hereto, except as specifically set forth in this Agreement.

11.          Expenses. Each Party hereto shall pay all its own costs and expenses incident to its negotiation of this Agreement and to its performance and compliance with all agreements contained herein on its part to be performed, including the fees, expenses and disbursements of its counsel and accountants. In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

12.          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.  The Agreement shall not be considered a valid Agreement until it has been acknowledged by the Corporate Secretary of Nabors Bermuda.

13.          Authorization. Each person signing this Agreement as a Party or on behalf of a Party represents that such Party is duly authorized to sign this Agreement on such Party’s behalf, and is executing this Agreement voluntarily, knowingly, and without any duress or coercion.

EXECUTED as of the date first written above.

NABORS INDUSTRIES LTD.:

By:	/s/ John Lombardi
	Name:	John Lombardi
	Title:	Chairman of Compensation Committee

NABORS INDUSTRIES, INC.:

By:	/s/ Laura W. Doerre
	Name:	Laura W. Doerre
	Title:	Secretary

/s/ Anthony G. Petrello
Anthony G. Petrello

SIGNATURE PAGE — TERMINATION AGREEMENT

ACKNOWLEDGED:

/s/ Mark D. Andrews
Mark D. Andrews

SIGNATURE PAGE — TERMINATION AGREEMENT